SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

    Filed by registrant    [x]

    Filed by a party other than the registrant  [  ]

    Check the appropriate box:

    [  ] Preliminary proxy statement

    [  ] Definitive proxy statement

    [  ] Definitive additional materials

    [x ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       CRESTAR FINANCIAL CORPORATION
              (Name of Registrant as Specified In Its Charter)

                                 N/A
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    |X| No fee required

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

    2. Aggregate number of securities to which transaction applies:

    [  ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule of registration statement no.:

      (3) Filing party:

      (4) Date filed:





 [SunTrust Logo]                                   [Crestar Logo]


 ____________________________________________________________________
 November 13, 1998

 Merger Update
 SUNTRUST-CRESTAR MERGER MOVES INTO HOME STRETCH
 Special Shareholders' Meetings Set for Dec. 23; Proxy Materials Out Next Week; Closing Seen By Year-End

 Separate meetings of SunTrust Banks Inc. and Crestar Financial Corporation shareholders to vote on the SunTrust-Crestar merger will be held in Atlanta and Richmond on Wednesday, December 23, 1998. Upon expected shareholder approval, the merger will close, as originally envisioned, by year-end.

 The meeting date is included in special merger-related proxy materials to be mailed early next week to all shareholders of both corporations. Employee and retiree shareholders are, of course, included. The mailing follows the satisfactory completion of discussions between SunTrust and the staff of the Securities and Exchange Commission (SEC) on SunTrust accounting issues unrelated to the merger.

 The proxy materials contain comprehensive information about all aspects of the merger transaction. Included are complete instructions for shareholder
 voting by mail (and, for Crestar shareholders, also by telephone   the
 preferred method).

 To avoid the need for costly follow-up phone calls or mailings, EMPLOYEES AND RETIREES ARE ENCOURAGED TO REVIEW THE PROXY MATERIALS AND VOTE PROMPTLY. Shareholders who hold stock in multiple accounts (in a company Profit Sharing plan as well as an outside brokerage account, for example) will receive separate proxies for each account; it is important that each be voted separately.

 As noted in the proxy materials, the Boards and Managements of both SunTrust and Crestar strongly believe this merger is in the best interests of shareholders of both corporations and therefore recommend voting in favor of the transaction.

 Among the highlights of the merger:

 o The combined organization will enjoy an enhanced competitive position in a consolidating and changing financial services industry. It will be the 10th largest bank holding company in the United States with leading market positions in some of the nation's most attractive banking markets.

 o The merger brings together two successful institutions, each with a solid track record of earnings growth, balance sheet strength and providing attractive shareholder returns. Looking ahead, the complementary geographic franchises, product lines and customer bases of the two organizations provide significant opportunities for continued growth.

 o After the merger, SunTrust senior management intends to recommend to the SunTrust Board that the annual dividend rate for SunTrust common stock be increased 38% to $1.38 per share, which is equivalent post-merger to Crestar's current annual dividend rate.

 Elsewhere in the merger process, transition teams and management representatives from both SunTrust and Crestar are working to finalize post-merger compensation and benefits programs as well as organizational structure and other business line issues. Additional communication on these matters - both broadly and within specific areas of SunTrust or Crestar as appropriate - will be forthcoming.